SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                ZYGO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------

     3)  Filing Party:

         -------------------------------------------------------

     4)  Date Filed:

         -------------------------------------------------------

                                ZYGO CORPORATION

                                LAUREL BROOK ROAD
                         MIDDLEFIELD, CONNECTICUT 06455

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 17, 1999



     The Annual Meeting of Stockholders of Zygo Corporation will be held at the Hotel Inter-Continental New York, 111 E. 48th Street, New York, New York on November 17, 1999, at 10:00 a.m. local time, for the following purposes:

     1.   To elect eight directors for the ensuing year.

     2. To consider and act upon a proposal to approve the adoption of the Zygo Corporation Amended and Restated Non-Employee Director Stock Option Plan.

     3. To act upon any other matter that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on September 30, 1999 are entitled to notice of and to vote at the meeting.


                                            By Order of the Board of Directors

                                            Paul Jacobs,

                                            Secretary

October 6, 1999

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

--------------------------------------------------------------------------------

     Please fill in, date, sign, and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.

                                ZYGO CORPORATION

                                LAUREL BROOK ROAD
                         MIDDLEFIELD, CONNECTICUT 06455

                                 PROXY STATEMENT
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 17, 1999

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.10 per share (the "Common Stock"), of Zygo Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on November 17, 1999, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about October 6, 1999, and will be solicited chiefly by mail; however, certain officers, directors, and employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram, or other personal contact. All solicitation expenses, including costs of preparing, assembling, and mailing proxy material, will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of each of the nominees for director as shown on the form of proxy, "for" approval of Proposal No. 2 as set forth herein and in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on September 30, 1999 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On September 30, 1999, there were 11,460,722 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, and entitled to vote, will constitute a quorum at the Annual Meeting.

                 PROPOSAL NO. 1--ELECTION OF BOARD OF DIRECTORs

     Eight directors (constituting the entire Board) are to be elected at the Annual Meeting. The enclosed proxy, unless otherwise specified, will be voted to elect as directors the eight nominees named below. Each director elected will hold office until the next Annual Meeting of Stockholders. The affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy is required for the election of directors. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for a nominee or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not affect the election of the nominees receiving the plurality of votes.

     Each proxy received will be voted "FOR" the election of the nominees named below unless otherwise specified in the proxy.

     All nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

                                                                                                     COMMON STOCK DEEMED
                                                                                                    BENEFICIALLY OWNED AT
                                                                                                       JUNE 30, 1999(a)
                                      PRINCIPAL OCCUPATION                                          ----------------------
                                     DURING PAST FIVE YEARS                                          NUMBER          % OF
                                        AND CERTAIN OTHER                             DIRECTOR         OF           COMMON
          NAME                            DIRECTORSHIPS                         AGE     SINCE        SHARES          STOCK
          ----                         -------------------                      ---   ---------     --------        ------
Paul F. Forman          Chairman Emeritus as of November 1998;                  65      1970        415,930(b)      3.7%
                        Chairman of the Board from June 1970 to
                        November 1998.

Seymour E. Liebman      Executive Vice President and General Counsel            50      1993         75,000(c)       .7%
                        of Canon U.S.A., Inc. since February 1996;
                        from January 1992 until January 1996, Senior
                        Vice President Finance and General Counsel of
                        Canon U.S.A., Inc; Director of Energy
                        Conversion Devices, Inc.

Robert G. McKelvey      Chairman and President of George McKelvey Co.,          62      1983        139,370(d)      1.2%
                        Inc. (Investment Advisor and Securities
                        Broker-Dealer) for more than the last five
                        years.

                                                                                                     COMMON STOCK DEEMED
                                                                                                    BENEFICIALLY OWNED AT
                                                                                                       JUNE 30, 1999(a)
                                      PRINCIPAL OCCUPATION                                          ----------------------
                                     DURING PAST FIVE YEARS                                          NUMBER          % OF
                                        AND CERTAIN OTHER                             DIRECTOR         OF           COMMON
          NAME                            DIRECTORSHIPS                         AGE     SINCE        SHARES          STOCK
          ----                         -------------------                      ---   ---------     --------        ------
Paul W. Murrill         Professional Engineer for more than the last            65      1993         88,500(e)       .8%
                        five years; Director of Entergy Corporation,
                        Tidewater, Inc., ChemFirst, Piccadilly
                        Cafeterias, Inc., Howell Corporation, and
                        various foundations and public service
                        organizations.

J. Bruce Robinson       President of the Company since February 1999,           57      1999          4,544          *
                        and previously with the Foxboro Company serving
                        as Vice President New Business Development
                        from 1998 to 1999, and President Worldwide Operations
                        from 1996 to 1998.

Robert B. Taylor        Vice President and Treasurer of Wesleyan                52      1988         80,500(f)       .7%
                        University for more than the last five years;
                        Director of Citizens Bank of Connecticut.

Gary K. Willis          Chairman of the Board since November 1998,              54      1992        436,500(g)      3.8%
                        Chief Executive Officer of the Company for
                        more than the last five years, and previously
                        President of the Company from February 1992 to
                        February 1999; Director of Rofin-Sinar
                        Technologies, Inc. and Benthos Corporation.

Carl A. Zanoni          Vice President, Technology of the Company               58      1970        547,900(h)      4.8%
                        since June 1998, and from April 1992 to June
                        1998 Vice President of Research, Development
                        and Engineering.

All directors and
officers as a group,
including those
named above (17 in
all)                                                                                              2,510,182(i)     20.7%

                                                                                           (Footnotes on following page)

----------

*    Less than 0.1 percent.

(a) The persons named and all directors and officers as a group in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except for shares which can be acquired by the exercise of stock options.

(b) Includes options to purchase 54,000 shares of Common Stock which are exercisable within 60 days.

(c) Consists of options to purchase 75,000 shares of Common Stock which are exercisable within 60 days. Does not include 1,210,410 shares owned by Canon Inc.

(d) Includes options to purchase 75,000 shares of Common Stock which are exercisable within 60 days.

(e) Includes options to purchase 87,000 shares of Common Stock which are exercisable within 60 days.

(f) Includes options to purchase 75,000 shares of Common Stock which are exercisable within 60 days.

(g) Includes options to purchase 227,500 shares of Common Stock which are exercisable within 60 days.

(h) Includes options to purchase 106,500 shares of Common Stock which are exercisable within 60 days.

(i) Includes options to purchase 966,674 shares of Common Stock which are exercisable within 60 days.

     Five meetings of the Board of Directors were held in fiscal 1999.

     The Board of Directors has an Audit Committee, Compensation and Stock Option Committee, and Nominating Committee to assist it in the discharge of its responsibilities.

     The Audit Committee reviews the scope, plan, and results of the annual audit, any non-audit services provided by the independent public accountants, the procedures and policies with respect to internal accounting controls, and recommends the firm to be employed as independent auditors. Two meetings of the Audit Committee were held in fiscal 1999. Messrs. Murrill, Taylor, and John R. Rockwell presently are the members of the Audit Committee.

     The Compensation and Stock Option Committee determines or recommends the compensation of certain executive officers and key employees, is empowered to grant stock options to key employees and directors of the Company under the Company's Amended and Restated Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), and recommends to the Board amendments to existing employee benefit plans and adoption of any new benefit plans. Messrs. Liebman, McKelvey, and Michael R. Corboy presently are the members of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee met two times during fiscal 1999.

     The Nominating Committee considers candidates (and potential candidates) for the office of director of the Company, who are brought to its attention from whatever source, and recommends to the full Board the names of those persons, willing to serve, whom they believe it will be in the Company's overall best interest to have fill any available vacancy or vacancies. Stockholders who wish to propose director candidates for consideration by the Nominating Committee may do so by writing to the Company's Secretary, giving the candidate's name, biographical data and qualifications. Messrs. Willis, Liebman, and Rockwell presently are the members of the Nominating Committee. The Nominating Committee had three meetings during fiscal 1999.

     Each director attended at least 75% of the total number of meetings held during fiscal 1999 of the Board and Committees on which he served.

     Effective March 11, 1997, each director who is not a full-time employee of, or consultant to the Company (a "Non-Employee Director") receives a meeting fee of $1,500 per meeting attended, whether board or committee, in person or by telephone. Pursuant to the Zygo Corporation Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), each Non-Employee Director has been granted an option to purchase 75,000 shares of Common Stock, vesting at 15,000 shares per year, exercisable at the fair market value of a share of Common Stock on the date of grant. The Non-Employee Director Plan further provides that an option to purchase 25,000 shares of Common Stock automatically will be granted to each person who is subsequently elected to the Board of Directors (and, who is on such election, a Non-Employee Director) at the time of such election, and to each Non-Employee Director (including presently existing Non-Employee Directors) on the fifth anniversary of the date on which an option was previously granted to that Non-Employee Director, provided that he has continuously served as a director of the Company through such fifth anniversary.

     On September 24, 1999, the Board of Directors adopted, subject to stockholder approval, the Company's Amended and Restated Non-Employee Director Stock Option Plan (the "Amended and Restated Director Plan"). Under the Amended and Restated Director Plan, if adopted, each new Non-Employee Director (other than a person who was previously an employee of the Company or any of its subsidiaries) instead will be granted an option to purchase 8,000 shares of Common Stock on his or her first day of service as a Non-Employee Director or, if such first day of service is at least nine months after the Company's last Annual Meeting, the date of the first Annual Meeting occurring after his or her first day of service; and each other Non-Employee Director (including individuals who may have been new Non-Employee Directors in prior years) will be granted an option to purchase 3,000 shares of Common Stock on the date of each Annual Meeting during his or her service as a Non-Employee Director. The Amended and Restated Director Plan redefines a Non-Employee Director as a director who is not also an employee of the Company or any of its subsidiaries and the term "Non-Employee Director" as used in this Proxy Statement has this meaning with respect to all references to Non-Employee Directors under the Amended and Restated Director Plan. All options will be exercisable at a per share exercise price equal to the fair market value of the Common Stock on the date of grant, will be fully exercisable on the date of grant and will have a ten year term. In addition, to the extent Proposal No. 2 is adopted, Non-Employee Directors will receive $1,000 for each board meeting attended in person, $500 for each board meeting attended by telephone connection, and $500 for committee meetings attended. This revised option plan and fee payment will become effective immediately after the Annual Meeting to which this Proxy Statement relates, subject to approval by the stockholders of Proposal No. 2.

     Each Non-Employee Director also is reimbursed for out-of-pocket expenses incurred as a result of attendance at a board or committee meeting. In addition, as a result of a Services Agreement between Paul F. Forman and the Company (described later in this Proxy Statement), from July 1, 1994 through September 30, 1999 Mr. Forman was not considered a Non-Employee Director, and instead received an annual retainer of $20,000 for his participation on the Board of Directors.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended June 30, 1999, the Compensation Committee consisted of Messrs. Seymour E. Liebman, Robert G. McKelvey, and Michael R. Corboy. Mr. Liebman is the Executive Vice President and General Counsel of Canon U.S.A., Inc., an affiliate of Canon Inc. ("Canon"). Canon Sales Co., Inc., a subsidiary of Canon, acts as an exclusive distributor of certain of the Company's products in Japan. Sales to Canon and Canon Sales Co., Inc. aggregated approximately $13,375,000 for fiscal 1999. Selling prices were based, generally, on the normal terms given to domestic distributors. In addition, the Company and Canon have entered into agreements providing for confidential exchanges of certain technology. See "Certain Relationships and Related Transactions" later in this Proxy Statement.

                             EXECUTIVE COMPENSATION

     The following table contains information concerning the cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chief Executive Officer of the Company during the 1999 fiscal year and the other four (five for fiscal
1999) most highly compensated executive officers of the Company ("named executives") whose cash compensation exceeded $100,000 for the year ended June 30, 1999 for services in all capacities to the Company.

                                                           SUMMARY COMPENSATION TABLE
                                                                                                           LONG-TERM
                                                                 ANNUAL COMPENSATION                      COMPENSATION
                                         ----------------------------------------------------------  -----------------------------
NAME                                                                                     OTHER (1)                   ALL (3)(4)(5)
& PRINCIPAL POSITION                    FISCAL                                            ANNUAL     NUMBER OF (2)       OTHER
HELD DURING FISCAL 1999                  YEAR           SALARY           BONUS         COMPENSATION  STOCK OPTIONS   COMPENSATION
-----------------------                 ------          ------           -----         ------------  -------------   ------------
Gary K. Willis                           1999           $255,769        $   --            $10,800         --           $19,925
Chairman, Chief                          1998           $241,923        $   --            $10,800       25,000         $26,239
Executive Officer, Director              1997           $208,368        $79,455           $10,800         --           $39,968

J. Bruce Robinson (6)                    1999           $ 81,731        $   --            $ 3,738       50,000         $55,112
President, Director                      1998           $  --           $   --            $   --          --           $  --
                                         1997           $  --           $   --            $   --          --           $  --

Ahmad Akrami (7)                         1999           $138,462        $   --            $10,800         --           $10,446
Vice President, Marketing,               1998           $134,615        $   --            $   --          --           $15,779
Sales, and Customer Service              1997           $103,366        $   --            $   --          --           $  --

Mark J. Bonney                           1999           $183,462        $   --            $10,800         --           $13,501
Vice President,                          1998           $175,962        $   --            $10,800       15,000         $19,814
Operations                               1997           $155,488        $39,617           $10,800         --           $30,492

Francis E. Lundy (8)                     1999           $160,000        $   --            $10,800         --           $12,060
Vice President,                          1998           $161,539        $   --            $  --         10,000         $18,258
New Business Development                 1997           $130,385        $39,000           $  --           --           $14,908

Carl A. Zanoni                           1999           $195,192        $   --            $10,800         --           $13,833
Vice President,                          1998           $189,712        $   --            $10,800       15,000         $20,147
Technology, Director                     1997           $168,707        $40,666           $10,800         --           $32,861

                                                                                                      (Footnotes on following page)

----------

(1)  Amounts paid as automobile allowance.

(2) In 1998, stock option grants to each of Messrs. Willis, Bonney, Lundy and Zanoni, were terminated and new options were granted in an exchange rate of 4 for 10, effective August 18, 1998. Mr. Robinson was granted an option to purchase 50,000 shares of Common Stock on February 22, 1999.

(3)  Includes aggregate amounts of $18,197, $0, $8,718, $11,773, $10,332, and
     $12,105 in fiscal 1999, $24,511, $0, $14,051, $18,086, $16,645, and $18,419
     in fiscal 1998, and $38,440, $0, $0, $28,764, $13,180, and $31,144 in
     fiscal 1997 paid or contributed on behalf of Messrs. Willis, Robinson, Akrami, Bonney, Lundy, and Zanoni, respectively, under the Company's Defined Contribution Profit Sharing Plan. Contributions made under the profit sharing component of the Plan are determined annually by the Board of Directors, based on each employee's compensation, and vest at the rate of 20% per year of service to the Company. Employees are fully vested in contributions made in the discretion of the Company under the 401(k) component of the Plan.

(4)  Includes $1,728, $0, $1,728, $1,728, $1,728, and $1,728 in fiscal 1999,
     $1,728, $0, $1,728, $1,728, $1,613, and $1,728 in fiscal 1998, and $1,728,
     $0, $0, $1,728, $1,728, and $1,728 in fiscal 1997 for Messrs. Willis,
     Robinson, Akrami, Bonney, Lundy, and Zanoni, respectively, representing the value of life insurance provided to the named executives.

(5)  Includes $53,384 relocation expenses for Mr. Robinson.

(6)  Mr. Robinson became an officer of the Company on February 22, 1999.

(7) Mr. Akrami became an officer of the Company on August 19, 1997. Salary data is provided since the merger with NexStar Automation, Inc. on September 12, 1996.

(8) Mr. Lundy became an officer of the Company on August 19, 1997. Salary data is provided since the acquisition of Technical Instruments Co. on August 8, 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL REALIZED VALUE
                                                % OF                                                 AT ASSUMED ANNUAL RATES OF
                                            TOTAL OPTIONS                                             STOCK PRICE APPRECIATION
                              OPTIONS        GRANTED TO                                                   FOR OPTION TERM
                              GRANTED         EMPLOYEES      EXERCISER PRICE      EXPIRATION     ---------------------------------
  NAME                         (1)         IN FISCAL YEAR     PER SHARE(2)           DATE           5%                      10%
  ----                        -------      --------------     ------------        ----------     --------                  --------
J. Bruce Robinson             50,000          41.8%              $10.88           2/22/09        $341,711                  $866,347

----------

(1)  Options vest ratably over four years on the anniversary of the grant.

(2) The exercise price was equal to the market value of the underlying Common Stock on the day of the grant.

                                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                  AND FISCAL YEAR-END OPTION VALUES

                                                                              NUMBER OF                          VALUE OF
                                                                        UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS
                                  SHARES                                     JUNE 30, 1999                    AT JUNE 30, 1999
                                ACQUIRED             VALUE         -----------------------------      ----------------------------
  NAME                         ON EXERCISE         REALIZED        EXERCISABLE       UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
  ----                         -----------         --------        -----------       -------------    -----------     -------------
Gary K. Willis                        0            $      0          225,000            10,000        $2,079,825          $ 6,280
J. Bruce Robinson                     0            $      0                0            50,000        $        0          $27,900
Ahmad Akrami                          0            $      0           20,000            24,000        $        0          $ 2,512
Mark J. Bonney                        0            $      0          126,000             6,000        $1,204,263          $ 3,768
Francis E. Lundy                      0            $      0           20,000            24,000        $        0          $ 2,512
Carl A. Zanoni                   27,000            $231,195          105,000             6,000        $  997,530          $ 3,768

                        COMMITTEE REPORT TO STOCKHOLDERS

     The report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation and Stock Option Committee is comprised of three non-employee directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company's business goals and consistent with stockholders' interests. Our specific duties entail reviewing the Company's compensation practices and determining or recommending compensation for certain executive officers and key employees.

COMPENSATION PHILOSOPHY

     The Company believes that a strong, explicit link should exist between executive compensation and the value delivered to stockholders. This belief has been adhered to by developing both short-term and long-term incentive pay programs which provide competitive compensation and mirror Company performance. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's strategy, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results.

     Pay Mix and Measurement. The Company's executive compensation is based on three components, base salary, short-term incentives, and long-term incentives, each of which is intended to serve the overall compensation philosophy. In awarding salary increases and bonuses, the Compensation and Stock Option Committee did not relate the various elements of corporate performance to each element of executive compensation. Rather, the Compensation and Stock Option Committee considered whether the compensation package as a whole adequately compensated each executive for the Company's performance and an executive's contribution to such performance.

     Base Salary. Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. Annual salary adjustments are determined by evaluating overall Company performance and the performance of each executive officer taking into account new responsibilities. Individual performance ratings take into account such factors as achievement of the operating plan and attainment of specific individual objectives.

     Short-Term Incentives. At the start of each fiscal year, target levels of financial performance are established by senior management of the Company during the budgeting process and approved by the Board of Directors. An incentive award opportunity is established for each employee based on the employee's level of responsibility, potential contribution, the success of the Company, and competitive considerations.

     The employee's actual award is determined at the end of the fiscal year based on the Company's achievement of its pretax profit and revenue goals and an assessment of the employee's individual performance, including contributions in a number of specific areas, such as quality, customer satisfaction, innovation, and efficiency. All awards made to senior executives are approved by the Compensation and Stock Option Committee.

     Long-Term Incentives. Stock options are granted from time to time to reward key employees' contributions. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over four years and the individual must continue to be employed by the Company for such options to vest.

FISCAL 1999 COMPENSATION TO CHIEF EXECUTIVE OFFICER

     The compensation of Mr. Willis, the Chief Executive Officer of Zygo, has been determined and adjusted on the same basis as used for all executives as described above. During fiscal 1999, Mr. Willis received salary payments totaling $255,769, a 5.7% increase over that received in fiscal 1998. Fiscal 1999 and 1998 data were calculated based upon 26 pay periods. Due to the Company's financial performance versus its targets in fiscal 1999, Mr. Willis did not receive a bonus under Zygo's Management Incentive Plan in fiscal 1999.

     The Compensation and Stock Option Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Compensation and Stock Option Committee believes that compensation levels during 1999 adequately reflect the Company's compensation goals and policies.


                               COMPENSATION AND STOCK OPTION COMMITTEE
                               Seymour E. Liebman
                               Robert G. McKelvey
                               Michael R. Corboy

                                Performance Graph

     The Stock Price Performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return of the Company's Common Stock with the cumulative total return of (i) the Nasdaq National Market--U.S. Index and (ii) a group of peer companies weighted to reflect differing market capitalizations. Companies in the peer group are ADE Corp., Cyberoptics Corp., Galileo Electro-Optics Corp., KLA-Tencor Corp., Medar, Inc., Nanometrics, Inc., Optical Coating Laboratory, Inc., Perceptron, Inc., and Robotic Vision Systems, Inc.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG ZYGO CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
                                AND A PEER GROUP

[GRAPHICAL REPRESENTATIVE OF TABLE BELOW]

                           6/94     6/95      6/96      6/97     6/98     6/99
                           ----     ----     -----     -----     ----     ----

ZYGO CORPORATION           100      519      1,010     1,419      684      528
PEER GROUP                 100      204        181       259      155      327
NASDAQ STOCK MARKET US     100      133        171       208      274      393


* $100 INVESTED ON 06/30/94 IN STOCK OR INDEX
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

                       OTHER AGREEMENTS AND OTHER MATTERS

     In March 1995, Mr. Willis's employment agreement with the Company was amended, effective October 1994, to increase the annual base salary payable to Mr. Willis to $190,000 (or such higher amount as the Board may determine from time to time) from $175,000, and to increase the monthly automobile allowance from $600 to $900. In March 1996, Mark J. Bonney's employment agreement was amended to increase his annual base salary to $150,000 (or such higher amount as the Board may determine from time to time) from $135,000, and to increase the monthly automobile allowance from $600 to $900. The amended agreements further authorize the Board at its discretion to automatically extend the term of the employment agreements for successive one year periods, unless either the Company or Mr. Willis, or the Company or Mr. Bonney, as applicable, gives the other notice of termination at least 30 days prior to the end of that contract year, and provides for certain severance payments.

     In January 1999, the Company entered into an employment agreement with Mr. Robinson. Under the employment agreement, Mr. Robinson receives an annual base salary of $250,000, or such higher amount as the Board may determine from time to time. The term of Mr. Robinson's employment under the employment agreement is one year from February 22, 1999, subject to automatic one-year renewal terms unless terminated by either party upon 30 day prior written notice. The employment agreement also provides that the Company and Mr. Robinson will enter into a Non-Qualified Stock Option Agreement providing for the grant of a stock option to purchase 50,000 shares of the Company's Common Stock, at the market price on the date of grant, with 25% of the shares vesting at the end of each of the first four years.

     The employment agreements grant to each of Messrs. Willis, Bonney, and Robinson a severance package in the event the Company terminates his employment (other than for justifiable cause, disability, or death) with the Company. Under the package, Messrs. Willis, Bonney, and Robinson would be provided with their base salary from the time of their involuntary termination to 12 months, 6 months and 12 months thereafter, respectively. In addition, in the event they resign within 90 days of a "Change in Control", as defined, of the Company, the agreements generally provide for (i) the continued payment of their respective salaries for a one-year period, and (ii) the continuation, for a period of the lesser of three years in the case of Mr. Willis, and one year in the case of Mr. Bonney and Mr. Robinson, or until covered by another plan, of all existing health insurance, dental coverage, life insurance, AD&D and long-term disability coverage then in effect for Mr. Willis, Mr. Bonney or Mr. Robinson, as the case may be (or, in the case of Mr. Bonney, the funds necessary to obtain reasonably equivalent coverage to the extent the Company's benefit programs do not provide for such continuation of benefits). The severance coverage for Mr. Willis and Mr. Robinson additionally provides for the automatic vesting of all stock options to purchase shares of the Company's Common Stock then held by Mr. Willis or Mr. Robinson, as the case may be.

     Mr. Bonney resigned as an executive officer of the Company in August 1999, with no severance obligation owed by the Company. Mr. Bonney has agreed to continue to be available to the Company on a limited basis to assist in transition matters.

     In August 1993, the Company entered into a Services Agreement with Paul F. Forman providing for the retention of Mr. Forman as an executive officer of the Company through the end of the 1994 fiscal year and thereafter as a consultant to the Company for an additional five years. Pursuant to his Agreement, Mr. Forman received salary payments of $148,271 for the year of employment and a one-time payment of $149,500 upon his termination from active employment, and receives a $20,000 retainer for board service for each of the five years of his consultancy plus 80%, 60%, 40%, and 20% of his salary at June 30, 1994, for each of the first through fourth years of his consultancy, respectively. The Services Agreement further provided that all outstanding unvested stock options from the Company to Mr. Forman vested effective at the conclusion of the fiscal year ended June 30, 1994 (options for 20,475 shares of Common Stock). The Agreement is terminable (with all payment obligations thereunder terminating) by Mr. Forman, at any time, and by the Company upon the death or disability of Mr. Forman or for justifiable cause (as defined in the Agreement); except that if the Agreement terminates as a result of the death or disability of Mr. Forman, he (or his estate) will be entitled to receive the lesser of twice his June 30, 1994, salary or the aggregate remaining compensation payments otherwise required to be made under the Agreement. In December 1996, the Company entered into an amendment agreement with Mr. Forman, providing for the extension of the term of the existing Services Agreement until September 30, 1999, with Mr. Forman receiving annually for the last 15 months of the amended Services Agreement 20% of his salary at June 30, 1994 (in addition to the retainer previously provided for).

     The Services Agreement, which contains certain restrictions on soliciting employees and others and is coexistent with a non-competition agreement between Mr. Forman and the Company, replaces the Confidentiality and Non-Competition Agreement, dated October 25, 1983, entered into between Mr. Forman and the Company. Pursuant to the Confidentiality and Non-Competition Agreement, upon the involuntary termination of his employment by the Company without cause, Mr. Forman was entitled to receive, for each of the five years from the termination of his employment, an amount equal to the highest annual compensation (salary plus bonus) received by him at any time during that termination year or any of the three years immediately preceding his termination, increasing each of the five years by 12% or, if greater, the consumer price index increase for that year.

     In August of 1996, the Company completed the acquisition of its now subsidiary, Zygo Advanced Imaging Systems, formerly known as Technical Instruments Company ("TIC"). In connection with the transaction, Mr. Lundy entered into a three year employment contract with TIC providing for, among other things, an annual salary of not less than $150,000. In August of 1997, Mr. Lundy was elected as a Vice President of the Company.

     In September of 1996, the Company completed the acquisition of its now subsidiary, Zygo Automation Systems, formerly known as Nexstar Corporation ("Nexstar"). In connection with the transaction, Mr. Akrami entered into a three year employment contract with Nexstar providing for, among other things, an annual salary of not less than $125,000. Mr. Akrami served as a Vice President of the Company from August 1997 until his resignation in September 1999.

     In August 1997, the Company completed the acquisition of its now subsidiary, Sight Systems, Inc. ("SSI"), for approximately 287,400 shares of Common Stock. David Grant, the principal shareholder of SSI, received approximately 70% of the consideration paid by the Company in the transaction as his pro rata percentage. Additionally, in connection with the transaction, Mr. Grant entered into a three year employment agreement with SSI providing for, among other things, an annual salary of not less than $120,000. Mr. Grant served as a Vice President of the Company from August 1998 until his resignation in August 1999.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they filed.

     Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1999 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Canon Sales Co., Inc., a subsidiary of Canon, acts as a distributor of certain of the Company's products in Japan. (See "Compensation Committee Interlocks and Insider Participation" earlier in this Proxy Statement.)

     On November 30, 1993, in connection with the termination of a certain Stockholders' Agreement, Canon, Wesleyan University, Paul F. Forman, Carl A. Zanoni, Sol F. Laufer (collectively, the "Principal Stockholders"), and the Company entered into a Registration Rights Agreement. In general, the Registration Rights Agreement grants to each of the Principal Stockholders the right, until November 30, 1998, to have his or its shares of Common Stock included in any registered public offering of the Company's securities. There was no registered public offering of the Company's securities during the fiscal year ended June 30, 1999.

     During the fiscal year ended June 30, 1999 the Company made purchases of approximately $163,600 from Technical Instrument-San Francisco, an entity principally owned by Francis E. Lundy. Price for products purchased are based on normal terms and conditions.

                             PRINCIPAL STOCKHOLDERS

     The only stockholders who, as of June 30, 1999, have advised the Company that they beneficially own (because of sole or shared voting or investment power) more than 5% of the Company's outstanding Common Stock are set forth below. Such beneficial owners have sole voting and investment power with respect to the shares of Common Stock shown as owned by them.

                                                                     PERCENT OF
NAME AND ADDRESS                             NUMBER OF SHARES       COMMON STOCK
----------------                             ----------------       ------------
Kopp Investment Advisors, Inc.                 2,769,550(1)            24.7%
6600 France Avenue South
Suite 672
Edina, Minnesota 55435

Canon Inc.                                     1,210,410               10.9%
Shinjuku Dai-Ichi Seimei Building
Tokyo 160, Japan

----------

(1)  Information derived from Carsons, I/B/E/S, updated June 30, 1999

         PROPOSAL NO.2-APPROVAL OF THE ADOPTION OF THE ZYGO CORPORATION
          AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On September 24, 1999, the Board of Directors adopted, subject to stockholder approval, the Company's Amended and Restated Director Plan pursuant to which options to acquire an aggregate of 600,000 shares of Common Stock may be granted to Non-Employee Directors. The Board adopted the Amended and Restated Director Plan in order to change the frequency of, and the number of shares of Common Stock covered by, the automatic option grants made to Non-Employee Directors. The Board of Directors believes that such changes are necessary and appropriate in order to enable the Company to continue to attract, retain and motivate highly-skilled individuals to serve on the Board of Directors and to provide incentives for such individuals to work for the best interests of the Company and its stockholders through ownership of its Common Stock. In conjunction with its adoption of the Amended and Restated Director Plan, the Board of Directors has suspended the option grants to purchase 25,000 shares of Common Stock that would have been made on August 25, 1999 (on the date of the upcoming Annual Meeting, in the case of Paul F. Forman) to each of Messrs. Forman, Corboy, Liebman, McKelvey, Murrill, and Taylor. The full text of the Amended and Restated Director Plan is set forth in Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by reference thereto.

     Under the Amended and Restated Director Plan, each new Non-Employee Director (other than a person who was previously an employee of the Company or any of its subsidiaries) will be granted an option to purchase 8,000 shares of Common Stock on his or her first day of service as a Non-Employee Director or, if such first day of service is at least nine months after the Company's last Annual Meeting, the date of the first Annual Meeting occurring after his or her first day of service. In addition, each Non-Employee Director (other than a then new Non-Employee Director) will be granted an option to purchase 3,000 shares of Common Stock on the date of each Annual Meeting during his or her service as a Non-Employee Director. All options will be exercisable at a per share exercise price equal to the fair market value of the Common Stock on the date of grant, will be fully exercisable on the date of grant and will have a ten year term. In general, unless the Board of Directors determines otherwise, each Non-Employee Director who ceases to serve as a director of the Company will have three months to exercise his or her options. If Proposal No. 2 is adopted, Messrs. Forman, Liebman, McKelvey, Murrill, and Taylor will each be granted an option to purchase 3,000 shares of Common Stock on the date of the upcoming Annual Meeting (in lieu of an option to purchase $25,000 shares of Common Stock which otherwise would have been granted in 1999 under the Non-Employee Director Plan).

     Prior to the amendment and restatement, the plan provided that an option to purchase 25,000 shares (which was adjusted to 75,000 shares with respects to grants made prior to the historical stock splits) of Common Stock would be granted to each Non-Employee Director on the date of his or her initial election or appointment to the Board of Directors. The original plan also provided that an option to purchase an additional 25,000 shares would be granted to each Non-Employee Director on the fifth anniversary of the date on which he or she was previously granted an option under the plan. In general, such options become exercisable in equal increments on each of the first five anniversaries of the date of grant. As a result of the application of the plan provisions, there were no options granted under the plan in fiscal 1999. The plan also previously provided that each Non-Employee Director who ceased to serve as a director of the Company had three months to exercise his or her options that were exercisable on the date of cessation. Pursuant to the Amended and Restated Director Plan, if a Non-Employee Director ceases to serve as a director on or after his or her attainment of age seventy then, unless the Board of Directors determines otherwise, such Non-Employee Director will have up to two years (rather than three months) to exercise the then exercisable portion (determined as of the date of cessation) of any option (including options granted prior to the amendment and restatement of the plan) that is not fully exercisable on the date cessation.

     The aggregate number of shares of Common Stock available for issuance under the plan has not been increased by the amendment and restatement of the plan. As of September 24, 1999, options to purchase 450,000 shares, in the aggregate, were outstanding under the plan, and 150,000 shares of Common Stock remained available for issuance under the plan. As of September 24, 1999, the Company had six Non-Employee Directors and the market value of the Common Stock was $12.38 per share.

     The Amended and Restated Director Plan will be administered by the Board of Directors. The Board of Directors may amend or terminate the Amended and Restated Director Plan at any time, provided that, stockholder approval of any such amendment shall be obtained to the extent such approval is necessary or desirable to comply with applicable law or exchange requirements.

FEDERAL INCOME TAX CONSEQUENCES

     An optionee will not recognize taxable income upon the grant of an option. In general, an optionee will recognize ordinary income when the option is exercised equal to the excess of the value of the Common Stock over the exercise price, and the Company will receive a corresponding deduction at such time. Upon a later sale of the Common Stock, the optionee will recognize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the Amended and Restated Director Plan. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for approval of the Amended and Restated Director Plan or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for the Amended and Restated Director Plan has been properly withheld (including broker non-votes) will not be counted toward the majority required for approval.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO.2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL THEREOF.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP ("KPMG") has been selected as the Company's independent auditors for fiscal 1999. A representative of KPMG is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company no later than June 8, 2000 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.


                     OTHER MATTERS COMING BEFORE THE MEETING

     As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the meeting other than the matters set forth in the attached Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.


                                            By Order of the Board of Directors

                                            Paul Jacobs,
                                            Secretary

October 6, 1999

                                ZYGO CORPORATION
                              AMENDED AND RESTATED
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1. PURPOSE. The purpose of the Zygo Corporation Amended and Restated Non-Employee Director Stock Option Plan (the "Plan") is to enable Zygo Corporation, a Delaware corporation (the "Company"), to provide automatic grants of stock options to members of its Board of Directors (the "Board") who are not also employees of the Company or any of its subsidiaries ("Non-Employee Directors"). The Plan is an amendment and restatement of the Zygo Corporation Non-Employee Director Stock Option Plan in existence on the date hereof (the "Original Plan"). Unless the context otherwise requires, all references herein to the Plan shall include the Original Plan.

     2. STOCK SUBJECT TO THE PLAN. Subject to adjustment pursuant to Section 6 below, the Company may issue and sell a total of 600,000 shares of its common stock, $.10 par value (the "Common Stock"), pursuant to the Plan (inclusive of shares covered by outstanding options granted under the Original Plan and shares which have been issued pursuant to the exercise of options granted under the Original Plan). Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option (including an option granted under the Original Plan) which terminates or expires.

     3. ADMINISTRATION. The Plan will be administered by the Board. Subject to the provisions of the Plan and applicable law, the Board, acting in its sole and absolute discretion, shall have full power and authority to interpret the provisions of the Plan and option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. The decision of the Board as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons.

     4. AUTOMATIC OPTION GRANTS. During the term of the Plan, commencing on the Effective Date (as defined below), options to purchase shares of Common Stock will automatically be granted under the Plan to Non-Employee Directors as follows:

          (a) an option to purchase 8,000 shares of Common Stock will be granted to each new Non-Employee Director (other than a director who previously was an employee of the Company or any of its subsidiaries) on (i) the Non-Employee Director's first day of service as a Non-Employee Director if such day is less than nine months after the last duly held annual meeting of the Company's stockholders, or (ii) the date of the first annual meeting of the Company's stockholders that occurs on or after the Non-Employee Director's first day of service as a Non-Employee Director if such first day of service is at least nine months after the last duly held annual meeting of the Company's stockholders.

          (b) an option to purchase 3,000 shares of Common Stock will be granted to each Non-Employee Director on the date of each annual meeting of the Company's stockholders, provided that such Non-Employee Director is not granted an option pursuant to Section 4(a) above on such date.

     5. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by a written agreement containing the following terms and conditions:

          (a) OPTION PRICE. The purchase price per share shall be equal to the fair market value of a share of Common Stock on the date the option is granted. For this purpose and for purposes of Section 5(d) hereof, the fair market value of a share of Common Stock on any date will be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date.

          (b) OPTION PERIOD. Notwithstanding anything herein to the contrary (including, without limitation, Section 5(g) below), in no event may an option be exercised more than ten years after the date on which the option is granted.

          (c ) EXERCISE OF OPTIONS.

               (1) Each option will be fully exercisable on the date the option is granted. All or part of an option may be exercised at any time during the option period, except that, without the consent of the Board, no partial exercise of an option shall be made for less than 1,000 shares. An option may be exercised by transmitting to the Company (i) a written notice specifying the number of shares to be purchased, and (ii) payment in full of the purchase price, together with the amount, if any, deemed necessary to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Board are made with respect to the satisfaction of such withholding obligations).

               (2) The Company's obligation to sell and deliver shares upon exercise of an option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall be entitled to postpone the time of delivery of certificates for shares of its Common Stock for such additional time as the Company shall deem necessary or desirable to enable it to (i) file a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock which may be purchased under an option, or (ii) comply with the listing requirements of any securities exchange upon which the Common Stock of the Company may be listed.

          (d) PAYMENT OF OPTION PRICE. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan shall be payable in cash, check and/or shares of Common Stock which have been owned by the optionee (free and clear of any liens or encumbrances) for at least six months. If the shares of Common Stock are tendered as payment of the option exercise price, the value of such shares shall be the fair market value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall instead return the difference in cash or by check to the optionee.

          (e) RIGHTS AS A STOCKHOLDER. No shares of Common Stock shall be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made. The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date such shares are issued to him or her on the Company's transfer records. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

          (f) NONTRANSFERABILITY OF OPTIONS. No option shall be assignable or transferable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Board or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative. Notwithstanding the foregoing, the Board may determine at any time that an option is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Board may prescribe.

          (g) TERMINATION OF SERVICE. If an optionee ceases to serve as a director of the Company for any reason, then, unless otherwise determined by the Board at the time the option is granted or thereafter, each outstanding option shall terminate on the date three months after the date of such cessation of service. Notwithstanding the foregoing or the terms of any outstanding option, if an optionee ceases to serve as a director of the Company on or after his or her attainment of age seventy, then, unless otherwise determined by the Board at the time the option is granted or thereafter: (i) each outstanding option that is fully vested and exercisable on the date of such cessation shall terminate on the date three months after the date of such cessation of service, and (ii) each outstanding option that is not fully vested and exercisable on the date of such cessation shall remain exercisable, but solely to the extent exercisable (i.e., vested) on the date of such cessation of service, until the date two years after the date of such cessation of service and shall thereupon terminate. To the extent that any portion of an option is not vested and exercisable on the date of an optionee's cessation of service as a director of the Company, such portion of the option shall immediately terminate.

          (h) OTHER PROVISIONS. The Board may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     6. CAPITAL CHANGES, REORGANIZATION, SALE. The number and class of shares covered by each outstanding option and the exercise price per share of each outstanding option (but not those options to be granted) will be adjusted proportionately or as otherwise deemed appropriate by the Board to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock. If (a) the Company shall at any time be involved in a complete or partial liquidation or reorganization, including a merger, consolidation, or sale or distribution of assets, or (b) any other event shall occur which in the judgment of the Board necessitates action by way of adjusting the terms of the option, then the Board shall take any such action as in its judgment shall be necessary to preserve to the optionee rights substantially proportionate to the rights existing prior to such event or, in the case of a liquidation or reorganization, terminate the option upon notice given at least thirty days prior to the effective date of the transaction or provide for its assumption by any surviving, consolidated, or successor corporation; provided, that in the event that the option is terminated, the option shall be exercisable until the effective date of such liquidation or reorganization in whole or in part as to all shares then subject thereto.

     7. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan at any time, provided that, the Board shall obtain stockholder approval of any such amendment to the extent necessary or desirable to comply with applicable law or exchange requirements. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

     8. NO RIGHTS CONFERRED. Nothing contained herein will be deemed to give any individual any right to be retained or elected or re-elected as a member of the Board.

     9. GOVERNING LAW. The Plan and each option agreement shall be governed in all respects by the laws of the State of Delaware without giving effect to the provisions relating to conflicts of law.

     10. TERM OF THE PLAN. The Plan, as amended and restated, shall be effective upon its adoption by the Board and approval by the stockholders of the Company in accordance with applicable law (the "Effective Date"). The Plan will terminate on the date ten years after the Effective Date, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the option (as then in effect or thereafter amended) and the Plan.

                                                                          PROXY

                                ZYGO CORPORATION

                ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 17, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mr. J. Bruce Robinson and Mr. Gary K. Willis as Proxies, and each of them acting singly, with power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Zygo Corporation held of record by the undersigned on September 30, 1999, at the Annual Meeting of Stockholders to be held on November 17, 1999, at 10:00 a.m., or any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1. AND "FOR" PROPOSAL NO. 2 IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

[ ] I PLAN TO ATTEND THE MEETING TO BE HELD AT THE OFFICES OF THE COMPANY, LAUREL BROOK RD, MIDDLEFIELD, CONNECTICUT, ON NOVEMBER 17, 1999.


                      (Continued and to be dated and signed on reverse side)

PROPOSAL NO. 1. Election of Directors: The eight nominees are Paul F. Forman,
     Seymour E. Liebman, Robert G. McKelvey, Paul W. Murrill, J. Bruce Robinson, Robert B. Taylor, Gary K. Willis and Carl A. Zanoni.

[ ] For all listed    [ ] Withhold authority    [ ] For all listed Nominees,
    Nominees              for all listed            except withhold for the
                          Nominees                  following Nominees (write
                                                    name(s) below)

PROPOSAL NO. 2. Proposal to approve the adoption of the Zygo Corporation Amended and Restated Non-Employee Director Stock Option Plan:

[ ] For               [ ] Against               [ ] Abstain

                                                 -------------------------------


                                             Please sign exactly as name appears
                                             hereon. All joint owners should
                                             sign. When signing as attorney,
                                             executor, administrator, trustee,
                                             guardian or custodian for a minor,
                                             please give full title as such. If
                                             a corporation, please sign full
                                             corporate name and indicate the
                                             signer's office. If a partnership,
                                             please sign in partnership name by
                                             authorized person.

                                             Date: _______________________, 1999


                                             ___________________________________
                                                          Signature

                                             ___________________________________
                                                  Signature if held jointly


PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.